Exhibit 99.2
(Text of Graph posted to Ashland Inc.'s website concerning
Ashland Distribution revenue)

Monthly Sales ($ in millions)

	2003	2004	2005	2006	2007	2008
January	239	247	304	335	340	378
February	231	252	311	328	327	353
March	244	289	342	366	341	351
April	248	279	328	324	332	381
May	241	269	329	362	350	374
June	246	292	329	364	344	396
July	243	276	295	324	335	396
August	239	302	334	366	386	378
September	242	295	343	334	329	377
October	263	301	333	352	371	372
November	221	305	334	331	343	266
December	214	289	300	265	276

12 Month Rolling Average ($ in millions)

	2003	2004	2005	2006	2007	2008
January	218	240	288	326	338	343
February	221	242	293	328	338	345
March	224	245	297	330	336	346
April	225	248	301	329	337	350
May	226	250	306	332	336	352
June	229	254	309	335	334	356
July	231	257	311	337	335	361
August	232	262	314	340	336	361
September	234	267	318	339	336	365
October	236	270	320	341	338	365
November	237	277	323	341	339	358
December	239	283	324	338	340